EXHIBIT 23.2
                                                                   ------------

DELOITTE                                            Deloitte & Touche LLP
                                                    2800 - 1055 Dunsmuir Street
                                                    4 Bentall Centre
                                                    P.O. BOX 49279
                                                    Vancouver BC V7X 1P4
                                                    Canada

                                                    Tel: 604-669-4466
                                                    Fax: 604-685-0395
                                                    www.deloitte.ca





         CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2006, which audit report expresses an unqualified opinion and for U.S. readers includes a Canada-United States of America reporting difference which would require an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles, such as that described in Note 2(i) to the consolidated financial statements, appearing in the Annual Report on Form 40-F of Ivanhoe Mines Ltd. for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
June 27, 2006






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